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                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated May 10, 2001, included in Environmental Elements Corporation's Annual Report on Form 10-K for the year ended March 31, 2001, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen L.L.P.


Baltimore, Maryland
February 21, 2002